UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     }

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, August 3, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Keystone Automotive Industries, Inc. will be held at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, California 91764 at 10:00 a.m. (California Time) on August 3, 2005, for the following purposes:

(1)	To elect the members of the Board of Directors to serve until the next annual meeting of stockholders;

(2)	To consider and act upon a proposal to approve the 2005 Omnibus Incentive Plan, under which the Company may provide equity and other awards to its employees, directors and third-party service providers; and

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the accompanying Proxy Statement. If you were a stockholder of record at the close of business on June 17, 2005, you are entitled to vote at the meeting.

Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting by following the procedures set forth in the Proxy Statement under the heading “May I Change My Vote After I Return My Proxy?”

By Order of the Board of Directors,

Ronald G. Foster

Chairman of the Board

Pomona, California

July 8, 2005

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

PROXY STATEMENT

Annual Meeting Of Stockholders to be held August 3, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2005 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about July 8, 2005, to all stockholders entitled to vote. Stockholders of record of Keystone common stock at the close of business on June 17, 2005, are entitled to vote. On this record date, there were 15,858,726 shares of Keystone common stock, no par value, outstanding. Keystone’s common stock is our only class of voting stock. We are also authorized to issue up to 3,000,000 shares of preferred stock, no par value, and no shares are presently issued and outstanding. We are also sending along with this proxy statement Keystone’s 2005 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

The holders of a majority of the outstanding shares of Keystone’s common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of Keystone common stock that you own entitles you to cast one vote. The proxy card indicates the number of shares of Keystone common stock that you own as of the record date.

How Do I Vote By Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your “proxy” will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of all seven nominees for director (see page 9)

•	“FOR” the approval of the 2005 Omnibus Incentive Plan (see page 23)

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (see page 31)

If any other matter is presented, your “proxy” will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in his or her own discretion. At the time this proxy statement went to press, we knew of no matter which needed to be acted on at the annual meeting, other than the election of directors, the approval of the 2005 Omnibus Incentive Plan and the ratification of the appointment of Ernst & Young LLP.

May I Change My Vote After I Return My Proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send our Corporate Secretary another proxy with a later date.

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

•	You may attend the annual meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on June 17, 2005, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect seven Directors	The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Approve the 2005 Omnibus Incentive Plan	The affirmative vote of a majority of the shares of Common Stock represented and voted at the annual meeting and the affirmative vote of a majority of the required quorum are required to approve the 2005 Omnibus Incentive Plan (the “2005 Plan”).

Proposal 3: Ratification of Ernst & Young LLP	The affirmative vote of a majority of the shares of Common Stock represented and voted at the annual meeting and the affirmative vote of a majority of the required quorum are required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2006.

The Effect of Broker Non-Votes and Abstentions	Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. Proposal Nos. 2 and 3 require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended April 1, 2005, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

Keystone Automotive Industries, Inc.

700 East Bonita Avenue

Pomona, California 91767

Attn: Corporate Secretary

You can also view a copy of the Annual Report on Form 10-K at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.keystone-auto.com.

INFORMATION ABOUT KEYSTONE’S COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Keystone?

The following table shows, to the knowledge of the Company, as of June 17, 2005, all persons or entities we know to be “beneficial owners” of more than five percent of our common stock. The information on the persons listed below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain a copy of these reports from the SEC or view them at the SEC’s website.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(7)	Percent of Class
FMR Corp.(1)	1,724,640	10.9%
T. Rowe Price Associates, Inc.(2)	1,468,600	9.3
Wasatch Advisors, Inc.(3)	1,437,878	9.1
Wells Fargo Company(4)	1,027,225	6.5
DF Dent & Company, Inc.(5)	1,013,817	6.4
Lord Abbott & Co.(6)	980,849	6.2

(1)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(4)	The address of Wells Fargo Company is 420 Montgomery Street, San Francisco, California 94163.

(5)	The address of DF Dent & Company, Inc. is 2 East Read Street, 6th Fl., Baltimore, Maryland 21202.

(6)	The address of Lord Abbott & Co. is 90 Hudson Street, 11th Floor, Jersey City, NJ 07302.

(7)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Keystone common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of June 17, 2005.

How Much Stock is Owned by Directors and Executive Officers?

The following table shows, as of June 17, 2005, the Keystone common stock that our directors and the executive officers named in the Summary Compensation Table under “How Do We Compensate Executive Officers?,” beneficially own and those shares of common stock owned by all persons who were executive officers and directors at June 17, 2005 as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)(3)	Percent of Class(4)
John M. Palumbo(5)	88,773	*
Richard L. Keister(6)	52,450	*
Carl Hartman(7)	48,750	*
Christopher Northup(8)	47,250	*
Ronald G. Foster(9)	26,673	*
Timothy C. McQuay(10)	15,673	*
Keith M. Thompson(10)	15,673	*
George E. Seebart(11)	7,820	*
Daniel G. Morrissey(12)	5,750	*
James Robert Gerrity(11)	5,364	*
Stephen A. Rhodes(13)	5,183	*
John R. Moore(13)	683	*
Charles J. Hogarty(14)	—	—
All directors and executive officers as a group (18 persons)(15)	435,592	2.7

*	Less than one percent.

(1)	The business address of each beneficial owner is 700 East Bonita Avenue, Pomona, California 91767.

(2)	Each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.

(3)	See footnote 7 to table under “Which Stockholders Own at Least 5% of Keystone?” above, for the definition of “beneficial ownership.”

(4)	Shares of Common Stock which the person (or group) has the right to acquire within 60 days after June 17, 2005 are included in the table and are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(5)	Includes 88,750 shares subject to currently exercisable stock options and excludes 37,500 shares subject to options which are not exercisable within 60 days of June 17, 2005.

(6)	Includes 30,000 shares of restricted stock subject to forfeiture, of which the restrictions have lapsed as to 7,500 shares.

(7)	Includes 48,750 shares issuable upon exercise of currently exercisable stock options and excludes 26,250 shares subject to options which are not exercisable within 60 days of June 17, 2005.

(8)	Includes 38,750 shares issuable upon exercise of currently exercisable stock options and excludes 26,250 shares subject to options which are not exercisable within 60 days of June 17, 2005.

(9)	Includes 13,853 shares issuable upon exercise of currently exercisable stock options and 1,364 shares of restricted stock, of which the restrictions will lapse on August 2, 2005.

(10)	Includes 12,853 shares issuable upon exercise of currently exercisable stock options and 1,364 shares of restricted stock, of which the restrictions will lapse on August 2, 2005.

(11)	Includes 1,364 shares of restricted stock, of which the restrictions will lapse on August 2, 2005.

(12)	Includes 2,750 shares issuable upon exercise of currently exercisable stock options.

(13)	Includes 683 shares of restricted stock, of which the restrictions will lapse on August 2, 2005.

(14)	Mr. Hogarty resigned as the President and Chief Executive Officer of the Company on August 17, 2004.

(15)	Includes 332,809 shares subject to currently exercisable stock options held by all directors and executive officers and excludes 173,750 shares subject to stock options which are not exercisable within 60 days of June 17, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires “insiders” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2005.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of Keystone and monitors the performance of management. In accordance with established Company corporate governance principles, the Board does not involve itself in day-to-day operations.

The Board met seven times during fiscal 2005. Each director attended at least 75% of the total number of board meetings and committee meetings of which the director was a member held in fiscal 2005.

How Do We Compensate Directors?

Board members, who are not also employees, receive $30,000 per annum as compensation for serving on the Board and any committees and receive that number of restricted shares of Common Stock having a value of $30,000 on the date of the annual meeting of stockholders. The restrictions on transfer of the shares lapse on the day prior to the next annual meeting of stockholders. Directors are also reimbursed for all reasonable and documented expenses incurred as Board members.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2005 were Keith M. Thompson, Timothy C. McQuay, John R. Moore and George E. Seebart and no member of this committee was at anytime during fiscal 2005 or at any other time an officer or employee of the Company. No interlocking relationship exists between Keystone’s executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company.

Certain Relationships and Related Transactions

On January 1, 1995, North Star Plating Company (“North Star”) entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood to lease property occupied by North Star’s East Peoria, Illinois service center. The initial base rent under the lease was $6,975 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property. North Star was merged with the Company in 1997 at which time Mr. Brown became a director of the Company and Mr. Wood was elected a Vice President. Mr. Wood resigned as a Vice President of the Company in January 2003 and Mr. Brown did not stand for reelection as a director at the August 2004 Annual Meeting of Stockholders. North Star was renamed Keystone Automotive Industries MN, Inc.

On January 1, 1995, North Star entered a ten-year lease agreement with a partnership owned by the spouse of Raymond Wood, a former stockholder, officer and director of North Star, and the spouse of Ronald G. Brown to lease the property occupied by North Star’s Brainerd, Minnesota chrome bumper plating center. The initial base rent under the lease was $23,600 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property. Pursuant to the lease agreement, North Star is responsible for certain occurrences on the premises, including any environmental contamination. Upon the demise of the spouse of Raymond Wood in 2001, her partnership interest devolved to Woodhaven Investments, a partnership in which Kim D. Wood is a partner.

On May 20, 1996, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood and the Brown Family Limited Partnership to lease property occupied by North Star’s headquarters and Minneapolis, Minnesota service center hub. The initial base rent under the lease was $12,000 per month, which is subject to increase on the anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance utilities and insurance costs associated with the property. In an amendment to the lease dated September 23, 1996, the partnership agreed to construct a 37,260 square foot addition to the existing building. North Star began occupying the addition in January 1997 and, accordingly, the base rent increased to $25,627 per month.

In March 1999, the Company acquired substantially all of the assets of Midwest Bumper Company and related entities (“Midwest”) from Carl Martin and Carl Hartman, currently a Vice President of the Company. In connection with the acquisition, the Company entered into five-year leases with Mr. Martin, his family or an affiliated entity, on seven properties used by Midwest in its operations. The leases, which expired on February 28, 2004, each had an option to extend for an additional five-year term. In addition, the Company entered into a five-year lease with Mr. Hartman for a property also used in Midwest’s operations. Mr. Hartman was elected a Vice President of the Company in May 2001.

When these leases were nearing the expiration of the original term, management began negotiations with Mr. Martin and Mr. Hartman concerning extending the terms for an additional five years. Extension agreements were reached in March 2004. Because Mr. Hartman is paid six percent of base rents for managing each of the properties, the extension agreements were subject to approval as to their terms by the Company’s audit committee and review of the leases by legal counsel. The leases with Mr. Martin, his family and an affiliated entity provide for aggregate base rents over the five-year term of $2,180,643 and the aggregate base rent over the five-year terms for the property being leased from Mr. Hartman is $65,353. In addition, all the leases provide for reimbursement to the landlord for certain operating expenses.

After reviewing the terms of the leases and the rental market in the Grand Rapids, Michigan area, in May 2004, the Audit Committee concluded that the lease terms were fair, were no less favorable than could have been obtained from an unaffiliated party in an arms-length transaction and that entering into the leases was in the best interests of the stockholders. Leases on each of the properties were entered into effective June 1, 2004 with a five-year renewal option.

The Company believes that the terms and conditions of all of the above leases with affiliated parties are no less favorable to the Company than could have been obtained from unaffiliated parties in arm’s length transactions at the time such leases were entered into.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, four of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting and until a successor has been elected and qualified. Each person nominated for election has agreed to serve if elected.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees listed below:

Information Concerning Nominees

Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

Name	Age	Position with the Company	Director Since
Ronald G. Foster	63	Chairman of the Board	2000
James Robert Gerrity(1)(3)	63	Director	2004
Richard L. Keister	59	Director	2004
Timothy C. McQuay(1)(2)(3)(4)	53	Director	1996
John R. Moore(2)	69	Director	2005
Stephen A. Rhodes(1)	66	Director	2005
Keith M. Thompson(2)(3)	64	Director	1999

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating Committee

(4)	Lead independent director

RONALD G. FOSTER was elected a director of the Company by stockholders in August 2000 and was elected Chairman of the Board by the directors immediately thereafter. Mr. Foster has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

JAMES ROBERT GERRITY held the offices of Senior Vice President and Chief Financial Officer and subsequently, President, and was a director of Dyneer Corporation from 1970 until 1993, during such period when that company was both publicly traded and later privately owned. Since that time, Mr. Gerrity has been involved in numerous investment banking and consulting assignments and private investing activities. Currently, Mr. Gerrity is a director of the following private corporation, Flender Holding GmbH and Delco Remy International, Inc., which has an issue of publicly-traded bonds outstanding.

RICHARD L. KEISTER was the President of the Aftermarket Division of Delco Remy International, Inc. (“Delco Remy”) from October 2001 until he joined the Company as an employee in June 2004. He became the

President and Chief Executive Officer of the Company in August 2004. Prior to that he had been President of the Delco Remy Electrical Aftermarket business unit since 1997. Prior to 1997, he was President of World Wide Automotive, the predecessor company of which was co-founded by Mr. Keister in 1976 and acquired by Delco Remy in 1997.

TIMOTHY C. MCQUAY was elected a director of the Company upon the completion of its initial public offering in June 1996. Mr. McQuay joined A. G. Edwards & Sons, Inc. as a senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director—Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director—Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

JOHN R. MOORE has been a consultant to Mercury Products from 1999 to the present and a consultant to Peer, Inc. from 2002 to the present, both are private companies. He joined Midas International Corporation in September 1965, was elected to its Board of Directors in 1982, became its President and Chief Executive Officer in August 1983 and retired in February 1998. Mr. Moore joined the Board of Directors of the Company in February 2005.

STEPHEN A. RHODES holds degrees in Mechanical Engineering from Washington State University, when he served on the faculty. After leaving the university, he spent his career in the automotive and mobile equipment components markets. He became a director of Hitachi Metals America in 1993 and served as the president of its casting products division until 2003, at which time he retired. He joined the Board of Directors of the Company in February 2005.

KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc. (“Republic”) from 1986 until he resigned and retired on November 30, 1998. Republic was acquired by the Company in June 1998. Mr. Thompson was elected a director of the Company in March 1999.

There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as a director. There is no family relationship among any directors or executive officers of the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position	Years Employed by Company
Ronald G. Foster	63	Chairman of the Board	4
Richard L. Keister	59	President, Chief Executive Officer and Director	1
John M. Palumbo	49	Vice President, Treasurer, and Chief Financial Officer	9
Jesus Arriaga	42	Vice President—Chief Information Officer	5
Charles Fischer	48	Vice President—Supply Chain Management	1
Barnett L. Gershen	58	Vice President—Organizational Development	1
D. Currey Hall	39	Vice President—Operations	16	(1)
Carl F. Hartman	51	Vice President—Operations	25	(2)
Arnold B. Kohorst	52	Vice President—Operations	26	(3)
James C. Lockwood	67	Vice President—General Counsel and Secretary	8
Daniel G. Morrissey	47	Vice President—Operations	29
Christopher Northup	45	Vice President—Operations and Marketing	22

(1)	Includes years of service at Fenders & More, Inc., acquired by the Company in 1999.

(2)	Includes years of service at Midwest Bumper Company, acquired by the Company in 1999.

(3)	Includes years of service at North Star and affiliated entities, acquired by the Company in 1997.

JOHN M. PALUMBO joined the Company as Vice President and Treasurer in March 1996 and was appointed Chief Financial Officer in May 1997. From 1988 until he joined the Company in 1996, Mr. Palumbo served as Chief Financial Officer, Treasurer and Corporate Secretary of American United Global, Inc., a public company engaged in the manufacture of certain automotive parts.

JESUS ARRIAGA joined the Company in November 2000 as its Chief Information Officer. He was appointed Vice President—Chief Information Officer in September 2004. From January 2000 to November 2000, Mr. Arriaga was Vice President/Chief Technology Officer of The BigHub.com, Inc.

CHARLES FISCHER was appointed Vice President—Supply Chain Management in November 2004. From October 2003 until he joined the Company, he was selling supply chain engineering services for Modern Engineering. From 1998 until 2003, Mr. Fischer was Director of Automotive Industry Consulting at Viewlocity Inc., a private supply chain software company.

BARNETT L. GERSHEN was appointed Vice President—Organizational Development in July 2004. For the 19 years prior to joining the Company, he was the Chief Executive Officer of Associated Bldg. Services, a private corporation.

D. CURREY HALL was elected a Vice President of the Company in August 2000. Mr. Hall was a Vice President of Fenders & More, Inc. from May 1989 to July 1997, when he became President of that company, a position which he occupies at the present time. Mr. Hall has been a member of the Board of Directors of the Aftermarket Body Parts Association since 1997.

CARL F. HARTMAN was elected a Vice President of the Company in May 2001. Mr. Hartman was employed by Midwest Bumper Company and related companies from September 1979 until it was acquired by the Company in March 1999. He occupied various positions with those companies, beginning as a sales manager and immediately prior to the acquisition he was Vice President and General Manager. Mr. Hartman served on the Board of Directors of the Aftermarket Body Parts Association for 17 years and the Bumper Recyclers Association of North America for 3 years. He was a member of the CAPA Technical Committee for nine years and is currently a member of the CAPA Board of Directors.

ARNOLD B. KOHORST was elected a Vice President of the Company in August 2003. Mr. Kohorst was employed by North Star and affiliated entities in various capacities from February 1979 until it was acquired by the Company in 1997. From 1997 until early 2003, Mr. Kohorst was the regional manager of the Minneapolis division and was the Midwest region general manager from early 2003 until he was elected a Vice President.

JAMES C. LOCKWOOD joined the Company in April 1997 and was appointed Vice President—General Counsel and Secretary in May 1997. From July 1985 until he joined the Company in April 1997, Mr. Lockwood was a member of the law firm of Troy & Gould Professional Corporation. Mr. Lockwood is a member of the Board of Directors of Movie Gallery, Inc., a publicly held company.

DANIEL G. MORRISSEY has been employed by the Company since early 1976. He has held a number of positions with the Company including general manager, regional manager and more recently was appointed a Vice President in September 2004.

CHRISTOPHER NORTHUP has served as a Vice President of the Company since October 1996. From 1987 until October 1996, Mr. Northup served as the National Marketing Director. From his joining the Company in 1983 until 1987, Mr. Northup held the position of Publications Manager.

How Do We Compensate Executive Officers?

The following table sets forth all compensation paid by Keystone during each of the fiscal years ended in 2005, 2004 and 2003 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who held these offices at the end of the Company’s 2005 fiscal year.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation			Long-Term Compensation		All Other Compensation ($)(4)
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)	Securities Underlying Options(#)
Richard L. Keister(1) President and Chief Executive Officer	2005	$349,908	$340,000	$11,133	$823,800	—	$261,345

Charles J. Hogarty(2) President and Chief Executive Officer	2005 2004 2003	165,083 326,073 313,433	95,000 191,941 299,520	2,898 6,956 7,118	— — —	— 40,000 40,000	7,181 7,467 8,445

John M. Palumbo Vice President and Chief Financial Officer	2005 2004 2003	271,616 251,216 241,503	16,000 138,421 216,000	12,146 11,278 9,903	— — —	25,000 25,000 25,000	13,565 11,908 15,500

Christopher Northup Vice President	2005 2004 2003	218,885 206,616 196,695	65,080 70,355 134,316	9,841 9,138 5,669	— — —	15,000 15,000 20,000	12,647 14,197 9,995

Carl F. Hartman Vice President	2005 2004 2003	218,885 204,616 194,231	34,196 52,972 114,660	2,229 2,229 9,298	— — —	15,000 15,000 20,000	11,631 8,941 2,543

Daniel G. Morrissey Vice President	2005	196,154	53,783	1,120	—	—	3,839

(1)	Mr. Keister joined the Company on June 1, 2004 and was elected its President and Chief Executive Officer on August 18, 2004. His base salary for the period from June 1, 2004 through May 31, 2005 was $425,000. Mr. Keister was awarded 30,000 restricted shares of Common Stock when he joined the Company on June 1, 2004, with restrictions on these shares lapsing as to 7,500 shares on each anniversary of the award.

(2)	Mr. Hogarty resigned as the President and Chief Executive Officer of the Company on August 18, 2004.

(3)	Consists of automobile lease and related expenses.

(4)	Consists of reimbursement of medical and dental expenses not covered by insurance plans provided to employees generally, Keystone contributions to the Section 401(k) savings plan and excess group term life insurance. With respect to Mr. Keister, it also includes a moving allowance of $259,619.

A majority of the executive officers of the Company, including Mr. Keister, have entered into Key Employee Salary Continuation Agreements. Each Key Employee Salary Continuation Agreement provides that in the event of a “change in control” of the Company followed by an “involuntary termination” of the executive within one year following the “change in control,” the executive is entitled to certain benefits. An “involuntary termination” includes a termination by the executive if there has been a reduction in base pay, material reduction in fringe benefits, a forced relocation, a material decrease in responsibilities or authority or any other material adverse change in the condition of employment. The benefits include a continuation of the annual base salary and fringe benefits for two years and an accelerated vesting of all stock options held by the executive.

Mr. Keister is an at-will employee and his current base salary for the year which began on June 1, 2005 is $467,500. He is entitled to receive a bonus based upon a formula tied to the Company’s earnings and return on assets employed for fiscal 2006, which could be as much as 180% of his base salary. Mr. Keister also received a grant of stock options covering 51,000 shares of Common Stock effective July 7, 2005, subject to stockholder approval of the 2005 Plan. The Board of Directors of the Company is finalizing a long-term incentive compensation program pursuant to which Mr. Keister and other key executive officers will receive options and performance shares which will reflect increases in stockholder value over time. Grants will be made pursuant to the 2005 Plan, if that Plan is approved by stockholders at this Meeting. The Company and Mr. Keister have not been able to reach an agreement on the terms of a termination/severance agreement under which Mr. Keister would receive certain severance payments, in the event of a termination of his employment.

Individual Option Grants to Executive Officers During Fiscal Year 2005

The following table sets forth certain information regarding stock options granted during fiscal 2005 to the individuals named in the Summary Compensation Table.

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Shares of Common Stock Underlying Options(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
					5%	10%
Richard L. Keister	—	—	—	—	—	—
Charles J. Hogarty	—	—	—	—	—	—
John M. Palumbo	25,000	25.0%	$26.10	April 25, 2014	$410,423	$1,040,085
Christopher Northup	15,000	15.0	26.10	April 25, 2014	246,254	624,051
Carl F. Hartman	15,000	15.0	26.10	April 25, 2014	246,254	624,051
Daniel G. Morrissey	—	—	—	—	—	—

(1)	The options vest in four equal annual installments, with the first installment having vested in April 2005.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values

The following table sets forth for each of the individuals named in the Summary Compensation Table, certain information summarizing exercises of stock options as well as certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of April 1, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Keystone common stock as of April 1, 2005.

Name	Shares Acquired On Exercise	Value(1) Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End Exercisable/Unexercisable
Richard L. Keister	—	—	— / —	—
Charles J. Hogarty	57,500	$728,146	— / —	$—
John M. Palumbo	31,250	544,388	88,750 / 37,500	594,138
Christopher Northup	39,700	480,091	38,750 / 26,250	221,775
Carl F. Hartman	35,000	455,100	48,750 / 26,250	373,050
Daniel G. Morrissey	—	—	2,750 / —	48,345

(1)	Value represents the aggregate difference between the option price and the market value at the date of exercise.

Employee Defined Benefit Pension Plan

General.    The Board of Directors adopted the Employee Defined Benefit Pension Plan (the “Pension Plan”), originally effective as of April 1, 1978, for the benefit of the eligible employees of the Company. Since the implementation of the Pension Plan, the Company has amended the Pension Plan from time to time. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in the employ of the Company until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on the financial condition of the Company upon that event. The Pension Plan has been replaced with the 401(k) Savings Plan described below.

Estimated Monthly Benefits.    The following table sets forth the estimated monthly benefit under the Pension Plan based on the current benefit structure.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$125,000	$1,172	$1,563	$1,953	$2,344	$2,734
150,000	1,407	1,875	2,344	2,813	3,281
175,000	1,407	1,875	2,344	2,813	3,281
200,000	1,407	1,875	2,344	2,813	3,281
225,000	1,407	1,875	2,344	2,813	3,281
250,000	1,407	1,875	2,344	2,813	3,281
300,000	1,407	1,875	2,344	2,813	3,281
400,000	1,407	1,875	2,344	2,813	3,281
450,000	1,407	1,875	2,344	2,813	3,281
500,000	1,407	1,875	2,344	2,813	3,281

The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation, but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs, or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a “highest-five-year” average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $150,000 in April 1997 when the Pension Plan was suspended, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

The years of credited service for each Named Executive who participates in the Pension Plan are as follows:

Name	Years
Charles J. Hogarty	39
John M. Palumbo	3
Christopher Northup	16
Daniel G. Morrissey	21

401(k) Savings Plan

Effective April 1, 1997, the Section 401(k) Savings Plan (the “Savings Plan”) in effect at North Star was amended to make the Savings Plan available to employees of the Company. Pursuant to the amendment, the Company became the Savings Plan sponsor and North Star became an adopting employer. All employees of the Company as of April 1, 1997, became participants in the Savings Plan and the amendment had no affect upon those persons who were employed at North Star on April 1, 1997. Persons becoming employees of the Company subsequent to April 1, 1997 are not eligible to participate until they complete one year of service and are at least 21 years of age.

Under the terms of the Savings Plan, participants can contribute, by way of payroll deductions, up to 50% of their pre-tax compensation annually, subject to certain legal limitations. The Savings Plan also provides for a matching contribution by the Company equal to 50% of the first 6% of a participant’s contribution. For purposes of determining the amount of contributions and matching contributions to be allocated to a participant’s account, compensation is defined as the annual income amount reportable by the Company for federal income tax purposes, including overtime, commissions and bonuses.

A participant is always 100% vested in his own Savings Plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon the earliest to occur of four years of service, normal retirement age (age 65), disability while employed by the Company, his death while employed by the Company or the termination or complete discontinuance of contributions to the Savings Plan.

If a participant terminates employment with the Company for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles, which it believes is important in operating its business and maintaining its reputation in the marketplace.

Board Independence

The Board has determined that each of the directors currently on the Board is independent under the listing standards of the NASDAQ stock market, except for Ronald G. Foster, the Chairman of the Board and Richard L. Keister, the President and Chief Executive Officer. Furthermore, each member of its Audit, Compensation and Nominating Committees is “independent” under applicable NASDAQ listing standards. Following this meeting, it is anticipated that all members of these Committees will be “independent” under applicable NASDAQ listing standards.

Board Structure and Committee Composition

As of the date of this proxy statement, the Company’s Board has eight directors and has the following three standing committees: (1) Audit, (2) Compensation and (3) Nominating. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. Each of these committee charters is available on the Company’s website at http://www.keystone-auto.com.

The Audit Committee

Directors McQuay, Seebart, Gerrity and Rhodes currently serve as members of the audit committee. The audit committee met nine times during fiscal 2005.

The Board adopted and approved an amended and restated charter for the audit committee in May 2004, replacing the charter adopted in May 2000. A copy of the Amended and Restated Audit Committee Charter is attached to the Proxy Statement as Appendix A. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the NASDAQ listing standards and Rule 10A-3 (c) of the Securities Exchange Act, as amended. The Board has also determined that Mr. McQuay is an “audit committee financial expert” as defined by the SEC.

The Audit Committee, among other duties:

•	appoints and retains, subject to shareholder ratification, evaluates performance and, when appropriate, terminates the outside auditors;

•	approves in advance all audit and permissible non-audit services to be provided by the outside auditors;

•	reviews and discusses with outside auditors the scope of the audit, the results of the annual audit examination and any difficulties or issues the auditors encountered in the course of their work;

•	discusses with management and the outside auditors the adequacy and effectiveness of the Company’s internal financial and accounting controls and disclosure controls;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements, including such reports to any governmental or regulatory body;

•	prepares the report of the Audit Committee to be included in the Company’s annual meeting proxy statement; annually reviews the Audit Committee charter and evaluates the committee’s performance; and

•	reviews conflicts of interest and related party transactions.

The Compensation Committee

Directors Thompson, McQuay, Seebart and Moore currently serve as members of the compensation committee. The compensation committee met four times during fiscal 2005.

In May 2004, the Board adopted a written charter for the Compensation Committee. Under this charter, the Compensation Committee among other duties:

•	administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based plans for executive officers;

•	reviews and approves the Company’s corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s compensation in light of those goals and objectives, and based on this evaluation, recommends the CEO’s compensation level to the Board;

•	evaluates the performance of executive officers other than the CEO and considers and authorizes or makes recommendations to the Board concerning compensation arrangements for executive officers;

•	reviews and recommends employment agreements and severance agreements for senior management;

•	annually evaluates its performance, and reviews and assesses the adequacy of its charter; and

•	prepares the report of the Compensation Committee to be included in the Company’s annual meeting proxy statement.

The Nominating Committee

Directors Gerrity, McQuay and Thompson currently serve as members of the Nominating Committee. The Nominating Committee met three times in fiscal 2005. It considers, and proposes to the full Board, director nominees for election at each annual meeting; selects candidates to propose to fill Board vacancies as they may occur; has oversight with respect to the evaluation of the performance of the Board; and performs any other functions or duties deemed appropriate by the Board.

The Nominating Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than May 5, 2006 in order to be considered for the next annual election of directors.

Consideration of Director Nominees

Stockholder Nominees

It is the policy of the Nominating Committee to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, academic expertise, independence, integrity, experience as a board member of another publicly held company, the absence of potential conflicts with the Company’s interests and the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Nominating Committee c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767.

In addition, the bylaws of the Company permit stockholders, under certain circumstances, to nominate directors for consideration at an annual meeting of the stockholders. Under the Company’s bylaws, nominations for election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided that no stockholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company not later than 90 days prior to the day and month on which, in the immediately preceding year, the annual meeting was held. Nominations for the 2006 Annual Meeting must be received on or before May 5, 2006. If no such nominations are received by that date, no other nominees for election as director will be considered at that Meeting except for nominations made by the Board in the event one or more of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

The Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will considered properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee.

Director Nominees for this Meeting

Messrs. Moore and Rhodes were elected as members of the Board of Directors by the Board to fill vacancies created in February 2005. Their election was preceded by interviews with Board members and a thorough review of their qualifications by the Nominating Committee. Mr. Rhodes was recommended to the Board by a non-management director and Mr. Moore was recommended to the Board by a non-management director and by the Chairman of the Board.

Lead Independent Director and Executive Sessions

In July 2004, the Board created a new position of lead independent director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, in which management directors and other members of management do not participate. These executive sessions of the independent directors will take place at least four times a year. The lead independent director also consults with the Chairman of the Board and the Chief Executive Officer of the Company with respect to agendas, scheduling and information needs relating to Board and committee meetings, and acts as a liaison between the independent directors and management. The independent members of the Board of Directors have decided to rotate the position of lead independent director among the independent directors on the Board. Mr. McQuay is currently the lead independent director to serve until this annual meeting of stockholders.

Communications with the Board

Individuals may communicate with the Board by writing to Board of Directors of the Company, c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767. The Company’s Corporate Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials. The Company’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response. Communications that are intended specifically for non-management directors should be sent to the attention of the Lead Independent Director, at the above address.

It is the policy of the Board, but not a requirement, that all Board members attend the annual meetings of stockholders. All directors attended last year’s meeting.

Code of Ethics

The Company has adopted “Code of Business Conduct and Ethics,” which is applicable to all Company directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” is available on the Company’s website at http://www.keystone-auto.com. The Company will post amendments to or waivers under this Code at this location on its website.

REPORTS OF THE COMPENSATION COMMITTEE

AND AUDIT COMMITTEE

The following Compensation Committee’s Report on Executive Compensation and Audit Committee’s Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The Report of the Compensation Committee on Executive Compensation

General

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Compensation Committee are submitted to Keystone’s board of directors for ratification. The Compensation Committee is currently comprised of Messrs. Thompson, McQuay, Moore and Seebart.

Compensation Philosophy

The Company’s executive compensation program is designed to: (1) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the Company’s stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company and (3) recognize outstanding individual contributions. For fiscal 2005, the Company’s executive compensation program consists of three main elements: base salary, annual cash bonus under the Bonus Plan and long-term incentives in the form of stock options and restricted stock. The executive compensation program is reviewed each year by the Compensation Committee and recommendations of the Compensation Committee as to base salary adjustments, bonuses and stock awards are acted upon by the Board.

Base Salary

In the case of base salary adjustments, the Compensation Committee subjectively considers the performance and contributions of each executive officer as measured against formal and informal goals and objectives with respect to the total Company performance, as appropriate for the respective responsibilities of each officer. From a quantitative perspective, specific measures of performance considered in dealing with compensation in the aggregate include net earnings, cash flow and return on investment. From a qualitative point of view, objectives have included the quality of long-term planning and progress in organizational and management development.

At the same time, the Compensation Committee takes into account the relationship of the compensation of the Company’s executive officers to the compensation of individuals occupying comparable positions in other similar organizations of similar annual revenue as the Company, with a view to ensuring that executives are fairly compensated and thus appropriately motivated and are retained in the employment of the Company. On average, base pay levels for the executive officers are near the median of the competitive range of salaries.

Annual Cash Bonuses

In the case of the Bonus Plan, the amount available each year for awards is based generally on a formula tied to goals that reflect an increase in earnings of the Company over the prior year, before income taxes and after deducting such awards. For division vice presidents, it also is based on goals that reflect an increase in earnings for their area of responsibility. The Compensation Committee establishes a target bonus level for each participant in the Bonus Plan which represents a specified percentage of the participant’s base salary which will be awarded as a bonus to the degree that the Company’s earnings exceed threshold level set by the Committee for the year, which is generally the prior year’s earnings. Certain adjustments to earnings for events deemed to be beyond the reasonable control of the executive officers may be made to the reported earnings. Additionally, the awards are increased or decreased based upon a formula tied to the change in return on net assets achieved for the year. The maximum award as a percentage of base salary ranges from 84% to 96%.

Because results for fiscal 2005 reflected a decrease in the earnings of the Company compared to fiscal 2004, the Company portion of the bonus was close to zero. Bonuses were paid based upon individual and/or division performance against budget. Such awards were made taking into account the difficulties faced by the Company and its executive officers in the year of transition to a new chief executive officer, as well as a number of expenses in fiscal 2005 which were beyond the reasonable control of the executive officers, such as the Sarbanes-Oxley compliance costs.

The Company is working with a compensation consultant to develop a new annual cash bonus plan for fiscal 2006, which will provide competitive target incentive opportunities, and earn awards deemed appropriate for their performance in attaining financial results for the Company.

Long-Term Incentives

The Compensation Committee provides the Company’s executive officers with long-term incentive compensation primarily through grants of stock options under the Plan. The Compensation Committee is responsible for selecting the executive officers to whom grants should be made, the time of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Compensation Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. In addition to rewarding performance, the options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. Certain executive officers received stock option grants in fiscal 2005.

The Company is finalizing a long-term incentive program for fiscal 2006 that will provide for grants to executive officers of both stock options and full value shares earned by achieving performance goals.

CEO Compensation

Richard L. Keister joined the Company in June 2004 and was elected as the President, CEO and a member of the Board in August 2004. His compensation for fiscal 2005 was based upon negotiations with him at the time of his hiring, which set his base salary at an annual rate of $425,000, guaranteed a bonus for fiscal 2005 of $340,000 and provided a restricted stock grant of 30,000 shares which vests over a four year period in equal increments. The only other compensation the CEO receives is an automobile allowance and participation in Company benefit programs. The Board of Directors in consultation with its executive search consultant determined that the compensation package offered to Mr. Keister was commensurate with his background and accomplishments and was competitive with what CEO’s in similarly sized companies were being paid.

The Compensation Committee of the Board is currently working with a compensation consultant to adopt an incentive compensation program for executive officers, including Mr. Keister, but the terms have not yet been finalized. Awards to Mr. Keister under the new program will be granted under the 2005 Omnibus Incentive Plan, subject to stockholder approval of that Plan.

Summary

The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this Report, is in the best interests of the Company and its stockholders.

Submitted By The Compensation Committee:

Keith M. Thompson, Chairman

Timothy C. McQuay

John R. Moore

George E. Seebart

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended April 1, 2005, which include its consolidated balance sheets as of April 1, 2005, March 26, 2004 and March 28, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended April 1, 2005 and the notes thereto.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended April 1, 2005 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the registered public accounting firm their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended April 1, 2005.

Submitted by The Audit Committee:

Timothy C. McQuay, Chairman

James Gerrity

Stephen A. Rhodes

George E. Seebart

PROPOSAL NUMBER 2

APPROVAL OF THE 2005 OMNIBUS INCENTIVE PLAN

On July 5, 2005, the Board adopted the 2005 Omnibus Incentive Plan (the “2005 Plan”), subject to approval of the Company’s stockholders. A copy of the 2005 Plan is attached as Appendix A to this Proxy Statement. The 2005 Plan will replace the Company’s 1996 Employee Stock Incentive Plan, as amended (the “Prior Plan”). Pending stockholder approval of the 2005 Plan and if approved, no further grants or awards will be made under the Prior Plan.

The Board believes that the 2005 Plan, like the Prior Plan, will be an important part of the Company’s overall compensation program. The 2005 Plan will enable the Company to attract and retain high-quality executives, managers, employees, non-employee directors and third-party service providers, and to strengthen the alignment between these individuals and the Company’s stockholders.

The 2005 Plan incorporates all the features that exist in the Prior Plan. In addition, the 2005 Plan provides new features that will allow greater flexibility, such as performance shares, performance units, and cash-based awards. As with the Prior Plan, all awards can only be made pursuant to the authority of the Board. Importantly, the 2005 Plan does not allow reloads, repricing, stock options issued at a discount to fair market value, or nonqualified stock options or stock appreciation rights to be transferred by a participant for consideration.

On July 7, 2005, the Compensation Committee of the Board of Directors granted an aggregate of 196,000 nonqualified stock options to certain executive officers and 47,000 shares of restricted stock to certain key employees under the 2005 Plan, subject to stockholder approval. The table below, sets forth certain information with respect to these grants.

	New Plan Benefits 2005 Plan
Name and Position	Dollar Value ($) Restricted Stock(1)	Number of Options (#)(2)
Richard L. Keister, Chief Executive Officer	—	51,000
John M. Palumbo, Chief Financial Officer	—	25,000
Christopher Northrup, Vice President	—	15,000
Carl F. Hartman, Vice President	—	20,000
Daniel G. Morrissey, Vice President	—	20,000
Executive Group	—	196,000
Employee Group	$1,185,810	—

(1)	The value of the shares of restricted Common Stock are based upon the closing price of the Common Stock on July 7, 2005. The restrictions on the shares lapse on the third anniversary of the grant.

(2)	The exercise price is $25.23, the closing price of the Company’s Common Stock on July 7, 2005 and the shares vest in three equal annual installments.

Other than described above, the future benefits or amounts that would be received under the 2005 Plan by executive officers, nonemployee directors, nonexecutive officer employees and third-party providers are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the 2005 Plan had been in effect cannot be determined.

Description of the 2005 Plan

The 2005 Plan provides a means whereby employees, directors and third-party service providers can receive equity awards which will help them develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and will encourage them to devote their best efforts to the Company’s business, thereby advancing the interests of the Company and its stockholders.

The 2005 Plan will become effective upon stockholder approval and will terminate ten years later unless terminated sooner.

A summary of the material features of the 2005 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2005 Plan attached as Appendix B to this proxy statement.

2005 Plan Share Limits

The maximum number of shares of common stock authorized to be issued under the 2005 Plan is 1,850,000 million shares (subject to adjustment upon the occurrence of various corporate events as described in the 2005 Plan), all of which shall be new shares. Also available will be any of the shares already subject to awards granted and outstanding under the Prior Plan that cease to be subject to such awards for any reason (other than by exercise for shares). If the 2005 Plan is approved by stockholders, no additional awards will be made after the date of approval under the Prior Plan, though awards previously granted under the Prior Plan will remain outstanding in accordance with their terms.

Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2005 Plan, including up to 700,000 shares covered by awards granted under the Prior Plan.

Up to 40% of the 2005 Plan’s share authorization may be issued pursuant to Full Value Awards without regard to the nature or extent of the applicable restrictions. Additionally, awards of Full Value Awards generally may be made only if the awards either vest more slowly than prorated annual vesting over a three-year period or vest based on the attainment of performance goals by reference to a performance period of at least 12 months.

Participant Award Limits

The 2005 Plan also imposes annual per-participant award limits for employees and executives, starting with calendar year 2006. The annual per-participant limits are as follows:

Award(s)	Annual Limit
Stock Options	150,000 shares

SARs	150,000 shares

Restricted Stock and Restricted Stock Units	75,000 shares

Performance Shares and Performance Units	Value of 75,000 shares

Cash-Based Awards	$5,000,000

Other Stock-Based Awards	75,000 shares

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee of the Board (the “Committee”) to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or nonrecurring events.

Administration

The Committee is responsible for administering the 2005 Plan and has the discretionary power to interpret the terms and intent of the 2005 Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the

Committee made under the 2005 Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more the Company officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) to be recipients of awards.

Eligibility

Employees of the Company and its affiliates and/or subsidiaries, non-employee directors and third-party service providers of the Company who are selected by the Committee are eligible to participate in the 2005 Plan. There are currently approximately 3,400 eligible employees, and six eligible non-employee directors.

Types of Awards

The 2005 Plan provides that the Committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options.    The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2005 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company common stock as of the date of grant. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant (for an ISO, the fifth (5th) anniversary of the date of grant if the recipient is a more than 10% stockholder). Fair market value under the 2005 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. Unless otherwise specified by the Committee, fair market value will generally be determined by reference to the closing price of the stock on a particular trading day. The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Committee, including by means of a broker-assisted exercise.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights (“SARs”) under the 2005 Plan. The grant price of an SAR cannot be less than the fair market value of the Company common stock as of the date of grant. SARs cannot be exercised later than the tenth (10th) anniversary of the date of grant.

SARs may be exercised on such terms as the Committee determines. Upon exercise of an SAR, the holder will receive from the Company shares of common stock, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units.    The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Share and Performance Unit Awards.    Performance share and performance unit awards may be granted under the 2005 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Performance unit awards will have an initial value that is determined by the Committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the 2005 Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total stockholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets; and

•	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Committee.

Cash-Based Awards.    The Committee may grant cash-based awards under the 2005 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Committee may determine that are consistent with the terms of the 2005 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Committee’s discretion, either in cash or by the delivery of shares of common stock.

Other Stock-Based Awards.    The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based award will be made in common stock or cash, as determined by the Committee.

Dividend Equivalents

Dividend equivalents, if applicable, may be paid with respect to any shares of common stock subject to an Award that has not actually been issued.

Termination of Employment

The Committee will determine how each award will be treated following termination of the holder’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change in Control

Upon a Change of Control (as defined in the 2005 Plan), except to the extent that a replacement award is provided to the participant to replace an outstanding award, all then-outstanding options and stock appreciation rights will become fully vested and exercisable, and all other then-outstanding awards whose exercisability depends merely on the satisfaction of a service obligation by a participant to the Company shall vest in full and be free of restrictions related to the vesting of such awards. The treatment of any other awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement.

An award will be considered to qualify as a replacement award if: (i) it has a value at least equal to the value of the replaced award as determined by the committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change of Control). The determination of whether an award would qualify as a replacement award will be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

Upon a termination of employment by the Company, termination of employment for good reason by the participant, or termination of directorship of a participant, occurring in connection with or during the period of two (2) years after such Change of Control, other than for cause (i) all replacement awards held by the participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all options and stock appreciation rights held by the participant immediately before the termination of employment or termination of directorship that the participant held as of the date of the Change of Control or that constitute replacement awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such option or SAR, whichever period is shorter; provided, that if the applicable award agreement provides for a longer period of exercisability, that provision shall control.

Amendment of Awards or 2005 Plan, and Adjustment of Awards

The Committee may at any time alter, amend, modify, suspend, or terminate the 2005 Plan or any outstanding award in whole or in part. No amendment of the 2005 Plan will be made without stockholder approval if stockholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2005 Plan.

Additional Provisions

Under no circumstances may a participant transfer an NQSO or an SAR for consideration. Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

If provided in the award agreement or an associated agreement, a participant’s rights to an award may be subject to the participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit away the Company’s business or employees. In addition, participants generally shall be subject to nondisclosure and nondisparagement requirements, as well as other requirements consistent with protecting the interests of the stockholders and the Company. A breach of these restrictions may result in cancellation of awards or the recovery by the Company of gain realized under an award.

No deferral of compensation, as defined under Code Section 409A, is permitted under the 2005 Plan. However, the Committee may permit a participant to defer compensation received under the 2005 Plan pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A.

To comply with the laws in other countries in which the Company or its affiliates and/or subsidiaries operate or may operate or have employees or directors, the Committee may establish subplans under the 2005 Plan and modify the terms of the awards made to such employees, and directors.

Non-employee Director Awards

The 2005 Plan will also be used to grant equity awards to nonemployee directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of the Company and so that their interests will be more closely aligned with those of the Company’s stockholders.

No more than 300,000 shares in total may be issued to nonemployee directors, and generally no nonemployee director may receive an award for more than 25,000 shares in any calendar year.

Nonemployee directors can be granted any of the awards available under the 2005 Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to nonemployee directors.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of stock options under the 2005 Plan under the law in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2005 Plan, nor does it cover state, local, or non-U.S. taxes.

ISOs    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

NQSOs    In general, in the case of an NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).

Other    Awards under the 2005 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the necessary taxes to the Company. Participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld.

In general, under Code Section 162(m), remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2005 Plan may be subject to this deduction limit. However, under Code Section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2005 Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the 2005 Plan.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options, restricted stock and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20 percent (20%) federal tax and may be nondeductible to the corporation.

The Board recommends a vote FOR the proposal to approve the 2005 Omnibus Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

	April 1, 2005
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	716,937	$16.21	293,407
Equity compensation plans not approved by security holders	10,000	15.70	—

Total	726,937	$16.20	293,407

The securities which may be issued pursuant to equity compensation plans not approved by security holders represent non-qualified stock options granted to two non-employee directors in 2001.

AUDIT AND NON-AUDIT FEES

The Audit Committee requires pre-approval for all engagements with Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP.

For the fiscal years ended April 1, 2005 and March 26, 2004, fees for services provided by Ernst & Young LLP were as follows:

	Fiscal
	2005	2004
A. Audit fees(1)	$671,435	$387,400

B. Audit-related fees(2)	45,000	39,000

C. Tax fees(3)	17,415	10,070

D. All other fees(4)	2,500	17,000

Total	$736,350	$453,470

(1)	Primarily fees for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting included in its Annual Report on Form 10-K filed with the SEC and the review of financial statements included in Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Primarily fees billed for audits of the Company’s employee benefit plans.

(3)	Primarily fees for tax compliance, tax advice and tax planning.

(4)	Primarily subscriptions for accounting and auditing research tools in fiscal 2005 and due diligence and tax planning related to acquisitions in fiscal 2004.

PROPOSAL NUMBER 3

RATIFICATION OF APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Company’s financial statements every year since the fiscal year ended in March 1977.

The Audit Committee and the Board of Directors has approved Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2006. The Audit Committee approves all audit and non-audit services provided to the Company by Ernst & Young LLP. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of the independent registered public accounting firm will be considered by the Audit Committee and the full Board of Directors, although the Company will not be required to retain a different independent registered public accounting firm. The Audit Committee retains the authority to approve another firm as the independent registered public accounting firm for the Company to replace a firm whose approval was ratified by the stockholders in the event the Audit Committee and the Board of Directors determines that the best interest of the Company warrants a change of its independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for Fiscal Year 2006 and unanimously recommends a vote “FOR” ratification of such appointment.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Company’s Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the following group of peer companies (the “New Peer Group”): Autozone, Inc., LKQ Corporation, Genuine Parts Co., O’Reilly Automotive, Inc. and Pep Boys—Manny, Moe & Jack, for the period commencing with June 21, 1996, the date the Company’s Common Stock began trading on the NASDAQ National Market and ending April 1, 2005. Comparison is also made to the Old Peer Group, which had been used for comparative purposes by the Company for many years, and which is the same as the New Peer Group except that Finishmaster, Inc., used in the Old Peer Group, has been replaced by LKQ Corporation in the New Peer Group. The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of the investment in the Company’s Common Stock, the NASDAQ Market Index and the peer group of companies was each $100 on June 21, 1996 and that all dividends were reinvested.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders must be received by the Company on or before May 5, 2006. Any nominations to the Board of Directors, whether or not included in the proxy materials, must be received by the Company on or before May 5, 2006. Stockholders submitting proposals or nominating directors should submit them to the Company, c/o the Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

By Order of the Board of Directors,

James C. Lockwood
Secretary

Addendum A

2005 Omnibus Incentive Plan

Keystone Automotive Industries, Inc.

Effective August 3, 2005

This material is intended to aid in the implementation of this Plan by providing an initial draft for review by representatives of Keystone Automotive Industries, Inc. and its legal counsel.

Keystone Automotive Industries, Inc.

2005 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Keystone Automotive Industries, Inc., a California corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Keystone Automotive Industries, Inc. 2005 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees, serve as Directors, or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other nonpaper Award Agreements, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events:

(a)	The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.8(c); provided, however, the acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power shall not constitute a Change in Control if Keystone Automotive Industries, Inc. maintains a Beneficial Ownership of more than fifty percent (50%) of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors;

(b)	Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.8) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Keystone Automotive Industries, Inc. a California corporation, and any successor thereto as provided in Article 21 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Good Reason”, unless otherwise set forth in the Participant Award Agreement, means either of the following:

(a)	A reduction in the Participant’s base salary; or

(b)	A relocation of the Participant’s office location to a location outside a 60 mile radius of the Participant’s current residence without his consent.

Notwithstanding the foregoing, if a Participant has executed a Key Employee Salary Continuation Agreement, “Good Reason” shall have the same meaning as the definition of “Involuntary Termination” under said agreement.

2.21	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23	“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Nonemployee Director” means a Director who is not an Employee.

2.25	“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Keystone Automotive Industries, Inc. 2005 Omnibus Incentive Plan.

2.39	“Plan Year” means the calendar year.

2.40	“Prior Plans” means the Company’s 1996 Employee Stock Incentive Plan, as amended.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43	“Share” means a share of common stock of the Company, with no par value per share.

2.44	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.45	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46	“Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 19, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i)	One million eight hundred fifty thousand (1,850,000) Shares, plus

(ii)	The number of Shares subject to awards outstanding under the Prior Plans as of the Effective Date, but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of such Shares, up to an aggregate maximum of seven hundred thousand (700,000) Shares.

(b)	No more than seven hundred forty thousand (740,000) Shares of the Share Authorization may be issued pursuant to Full Value Awards.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million eight hundred fifty thousand (1,850,000) Shares.

(d)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be three hundred thousand (300,000) Shares, and no Nonemployee Director may be granted an Award covering more than twenty-five thousand (25,000) Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to fifty thousand (50,000) Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional twenty-five thousand (25,000) Shares (a “New Nonemployee Director Award”).

(e)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued; however, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.

The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be seventy-five thousand (75,000).

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be seventy-five thousand (75,000) Shares if such Award is payable in Shares, or equal to the value of seventy-five thousand (75,000) Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000).

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be seventy-five thousand (75,000) Shares.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate

Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Keystone Automotive Industries, Inc. 2005 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Keystone Automotive Industries, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(d) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chairman of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

17.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards whose exercisability depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Option or Stock Appreciation Right).

17.2 Replacement Awards. An Award shall meet the conditions of this Section 17.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3 Termination of Employment. Upon a termination of employment by the Company, termination of employment for Good Reason by the Participant, or termination of directorship of a Participant, occurring in connection with or during the period of two (2) years after such Change of Control, other than for cause (as defined in the Award Agreement or if, not defined in the Award Agreement, as determined in the sole discretion of the Committee), (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 18. Amendment, Modification, Suspension, and Termination

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant

shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification. Subject to requirements of California law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgement in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Keystone Automotive Industries, Inc.

This Amended and Restated Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Keystone Automotive Industries, Inc. (the “Company”) on May 12, 2004.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the Company’s shareholders, investment community and others relating to (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the selection and retention of the independent auditor and its qualifications, independence and performance; and (iv) the performance of the Company’s internal auditor. Additionally the Committee is obligated to prepare the Audit Committee report that the Securities and Exchange Commission (“SEC”) proxy rules require to be included in the Company’s annual proxy statement mailed to the shareholders.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, internal control over financial reporting and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals, experts or organizations. The policies and procedures of the Committee should remain flexible, in order that in carrying out its responsibilities, the Committee may react to changing conditions and circumstances. The Committee will take appropriate action to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

Further, auditing literature defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or become financially literate within a reasonable period of time after the appointment. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. No member shall serve on more than three public company audit committees simultaneously.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately and periodically with management personnel responsible for the internal audit function and with the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor must report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee for ratification at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, management must inform the Committee of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) At least annually, the Committee shall obtain and review a report by the independent auditor describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iii) The Committee shall confirm with the independent auditor that the independent auditor has a process in place to address the partner rotation requirements including the lead partner and other audit partners serving the account as established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

After reviewing the foregoing reports and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management as well as the Company’s personnel responsible for the internal audit function.

4. Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the adequacy staffing and budget or compensation of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s Annual Report on Form 10-K with the SEC (or the annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee’s review of the financial statements shall include a discussion regarding (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements, (D) the judgment of both management and the independent auditor about the quality, not just the acceptability of accounting principles; and (E) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under professional standards.

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, the independent auditor’s engagement letter, the independent auditor’s independence letter, a schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(ii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4 and 5 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3 above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to filing the Company’s Quarterly report on Form 10-Q with the SEC. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated by the auditor under GAAP.

8. Appointment. The Committee shall review the appointment and replacement of all internal auditors.

9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditors believe warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

10. The Committee or a member designated by the Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information).

The Committee shall review management’s assessment of the effectiveness of internal controls over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment.

The Committee shall discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of internal controls over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors and the independent auditor any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC.

The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of ethics and conduct and programs to monitor compliance with such programs. The Committee shall request and receive a report of any evidence of a material violation of securities laws or breaches of fiduciary duty from its General Counsel.

11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management including the risk of fraud. The Committee shall discuss with management and the independent auditor, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

17. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Regulation S-K, for inclusion in the Company’s annual proxy statement.

18. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

19. The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations or NASDAQ listing standards.

20. The Committee shall at least annually perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter.

21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

PROXY

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald G. Foster, Richard L. Keister and John M. Palumbo, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock (“Keystone Common Stock”), no par value, of Keystone Automotive Industries, Inc. (“Keystone”) held of record by the undersigned at the close of business on June 17, 2005, at the Annual Meeting of Keystone Stockholders to be held on August 3, 2005, at 10:00 a.m., Pacific Daylight Savings Time at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, California 91764, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 WHEN NO CHOICE IS INDICATED. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjustment or postponement thereof.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
Vote withheld from the following nominees:
	☐ Ronald G. Foster	☐ Timothy C. McQuay	☐ John R. Moore
☐ James Robert Gerrity
	☐ Richard L. Keister	☐ Keith M. Thompson	☐ Stephen A. Rhodes
2. PROPOSALTO APPROVE THE 2005 OMNIBUS INCENTIVE PLAN	☐ For ☐ Against ☐ Abstain

3. PROPOSALTO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐ For ☐ Against ☐ Abstain

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                          , 2005

Signature

Signature if held jointly

I plan to attend the meeting:  YES  ☐  NO  ☐